Exhibit 99.1

February 4, 2016

Consent of Goldman, Sachs & Co.

Re:	Amendment No. 2 to Registration Statement on Form S-4 of Western Digital Corporation (the “Registration Statement”)

Ladies and Gentlemen:

Reference is made to our opinion letter, dated October 21, 2015 (“Opinion Letter”), with respect to the fairness from a financial point of view to the holders (other than Western Digital Corporation (“Western Digital”) and its affiliates) of the outstanding shares of common stock, par value $0.001 per share (the “Shares”), of SanDisk Corporation (the “Company”) of the Merger Consideration (as defined in Opinion Letter) to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of October 21, 2015 (the “Agreement”), by and between Western Digital, Schrader Acquisition Corporation, a wholly owned subsidiary of Western Digital, and the Company.

The Opinion Letter is provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated therein. We understand that the Company has determined to include our opinion in the Registration Statement. In that regard, we hereby consent to the reference to our Opinion Letter under the captions “Summary—Opinion of SanDisk’s Financial Advisor, Goldman Sachs”, “The Merger—Background of the Merger”, “The Merger—SanDisk’s Reasons for the Merger and Recommendation of SanDisk’s Board of Directors”, “The Merger—Opinion of SanDisk’s Financial Advisor, Goldman Sachs”, and “The Merger—Unaudited Prospective Financial Information”, and to the inclusion of the foregoing opinion in the Joint Proxy Statement/Prospectus included in the Registration Statement. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the Registration Statement and that our Opinion Letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to, in whole or in part in any registration statement (including any subsequent amendments to the Registration Statement), proxy statement or any other document, except in accordance with our prior written consent. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/S/ GOLDMAN, SACHS & CO.
(GOLDMAN, SACHS & CO.)